Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of Lantics Corp. (the “Company”) of our report dated February 24, 2026 relating to the financial statements of the Company for the period from October 7, 2025 (Inception) to December 31, 2025 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

/s/ Qi CPA LLC

Valley Stream, New York

February 24, 2026